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                                                                    EXHIBIT 23-1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Texas Biotechnology Corporation:

We consent to incorporated by reference in the registration statements (Nos. 33-79656, 33-79658, 33-79670, 33-93282, 33-93368, 333-27423, 333-27425 and
333-79477) on Form S-8 and (Nos. 33-70994, 333-03433, 333-25043 and 333-31932)
on Form S-3 of Texas Biotechnology Corporation of our report dated February 25, 2000, relating to the consolidated balance sheets of Texas Biotechnology Corporation and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999, annual report on Form 10-K of Texas Biotechnology Corporation.




                                       /s/ KPMG LLP
                                       ----------------------------------------
                                           KPMG LLP

Houston, Texas
March 15, 2000